First California Financial Group, Inc. 8-K

Exbibit 99.1

For further Information:

At the Company:	At PondelWilkinson:	Corporate Headquarters Address:
Ron Santarosa	Robert Jaffe	3027 Townsgate Road, Suite 300
805-322-9333	310-279-5969	Westlake Village, CA 91361

FIRST CALIFORNIA REPORTS 38 PERCENT INCREASE IN EARNINGS
FOR 2012 THIRD QUARTER

-- Company to Host Conference Call Today at 11 a.m. Pacific Time --

WESTLAKE VILLAGE, Calif., October 25, 2012 – First California Financial Group, Inc. (Nasdaq:FCAL), the holding company of First California Bank, today reported net income of $3.5 million for the quarter ended September 30, 2012, compared with $2.5 million for the same quarter a year ago.  Net income available to common shareholders was $3.2 million, or $0.11 per diluted share, compared with $900,000, or $0.03 per diluted share, for the prior year third quarter.  Preferred dividends were $312,500 for the third quarter of 2012 and $1,616,000, which included a deemed and final dividend on the series B preferred shares, for the third quarter of 2011.  At September 30, 2012, tangible book value per common share increased to $4.71 from $4.19 at December 31, 2011.

“Earnings for the 2012 third quarter grew significantly over the same period last year and return on average tangible common equity improved to 10.25 percent from 4.25 percent,” said C. G. Kum, president and chief executive officer of First California Financial Group. “Moreover, we were able to grow net interest income and fee income, as well as our loan portfolio and deposits.  Our solid financial performance continues to demonstrate the successful strategies we implemented to enhance profitability, despite economic headwinds and the added expense and challenges related to ongoing shareholder matters.”

2012 Third Quarter Financial Highlights
•	Net interest income rose 9 percent from same period last year;
•	Service charges, fees and other income increased 9 percent from the year ago period;
•	Efficiency ratio, inclusive of $0.9 million for shareholder matter expenses, was 68 percent;
•	Strong asset quality with annualized year-to-date net charge-offs of 0.12 percent of average loans;
•	Non-covered loans, before the allowance, increased 14 percent over the 2011 year-end;
•	Total deposits increased 12 percent while non-interest checking deposits jumped 40 percent from year-end 2011;
•	Tangible book value per common share increased to $4.71, or 12 percent, since the end of 2011;
•	Third quarter return on average tangible common equity was 10.25 percent.

Financial Results
For the 2012 third quarter, net interest income before the provision for loan losses increased 9 percent to $17.0 million from $15.6 million for the 2011 third quarter.  The increase reflects a 13 percent increase in average earning assets and a 3 percent decrease in net interest margin.  Interest income (discount accretion) on covered loans for the 2012 third quarter was $4.5 million.  2011 third quarter interest income (discount accretion) on covered loans was $3.8 million.  Net interest margin, on a taxable equivalent basis, declined to 3.91 percent from 4.05 percent for the 2011 third quarter.

Service charges, fees and other income increased to $2.3 million from $2.1 million for the 2011 third quarter, primarily reflecting continued growth in business volumes and fees generated from the EPS division.  Revenues from the EPS division increased to $1.2 million for the 2012 third quarter from $800,000 for the same quarter last year.

Third quarter 2012 non-interest income included a $510,000 net gain on the sale of securities, offset by a $449,000 impairment loss on securities, a $99,000 loss on non-hedged derivatives and $135,000 decrease in FDIC shared-loss asset.  For the 2011 third quarter, non-interest income included a $209,000 net gain on the sale of securities.

First California Financial Group, Inc.	NASDAQ: FCAL
2-2-2

Operating expenses for the 2012 third quarter were $13.0 million, compared with $12.1 million for the 2011 third quarter.  Operating expenses exclude intangible amortization, integration/conversion expenses and foreclosed property gains, losses and expenses.  The increase reflects higher professional services expenses, which included approximately $0.9 million of costs related to shareholder matters, and higher deposit insurance assessments due to the 40 percent increase in non-interest checking deposits.  The efficiency ratio was 68.37 percent for the 2012 third quarter, compared with 68.22 percent for the same period last year.

Core earnings, which represent income before taxes and exclude credit charges and non-recurring items such as gain on acquisitions, integration/conversion expense and securities transactions, were $5.5 million for the third quarter of 2012, compared with $5.0 million for the same period a year ago, an increase of 10 percent.

Non-covered loans, before the allowance for loan losses, grew 14 percent to $1.1 billion at September 30, 2012 from $936.1 million at December 31, 2011.  Commercial mortgage loans led the increase, up $60 million or 15 percent from the end of the year.  Aided by purchases earlier in the year, home mortgage loans increased 44 percent, while multifamily mortgage loans increased 15 percent through originations and purchases.

At September 30, 2012, covered loans decreased to $106.1 million from $135.4 million at December 31, 2011.  The Bank’s covered non-performing assets declined by $18.7 million, or 55 percent, during the same period.

Non-interest checking deposits increased 40 percent from year-end 2011, primarily from growth in EPS deposits, and now represent 42 percent of total deposits.  The cost of all deposits, aided by the change in the mix of deposits, fell 37 percent to 32 basis points for the 2012 third quarter from 51 basis points for the same period last year.  Core deposits now comprise 83 percent of all deposits.

Kum added, “The banking industry continues to be impacted by a low interest rate environment.  Despite this, we have proactively managed our cost of liabilities and our margin has held up better than most of our peers as evidenced by the slight decline in our net interest margin of only 14 basis points over the last 12 months.”

Asset Quality
At September 30, 2012, non-covered non-performing assets (the sum of non-covered loans past due 90 days and accruing, nonaccrual loans and foreclosed properties) improved to 1.54 percent of total assets, compared with 1.89 percent at December 31, 2011.  At September 30, 2012, nonaccrual loans increased $1.5 million from year-end 2011 while foreclosure properties declined $5.1 million for the same period.

The allowance for loan losses was $18.2 million, or 1.71 percent of non-covered loans, at September 30, 2012, compared with $17.7 million, or 1.90 percent of non-covered loans, at December 31, 2011.  Net loan charge-offs for the 2012 third quarter were $605,000, down from $2.1 million for the 2011 third quarter.  The provision for non-covered loan losses was $500,000 for the 2012 third quarter compared with $1.6 million for the 2011 third quarter.

Capital resources
Shareholders’ equity rose to $236.6 million at September 30, 2012 from $223.1 million at December 31, 2011.  The Company’s book value per common share increased to $7.21 at September 30, 2012 from $6.75 at December 31, 2011.  Tangible book value per common share rose to $4.71 at September 30, 2012 from $4.19 at December 31, 2011.

At September 30, 2012, First California’s preliminary Tier 1 leverage capital ratio was 10.00 percent versus 10.33 percent at the 2011 calendar year end, and the total risk-based capital ratio decreased to 17.18 percent from 17.32 percent at December 31, 2011.  The Company’s ratio of tangible common equity to tangible assets was 7.18 percent at September 30, 2012, up from 7.05 percent at the end of 2011.  Total assets were $1.99 billion at September 30, 2012, compared with $1.81 billion at December 31, 2011.

First California Financial Group, Inc.	NASDAQ: FCAL
3-3-3

Kum concluded, “We remain focused on improving our performance, while keeping an eye on expenses and providing the highest quality service to our loyal customers.  More than ever, we appreciate the hard work and dedication of our employees who help make First California the business bank of choice in our markets.”

Use of Non-GAAP Financial Measures
This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules.  Tangible common equity as a percentage of tangible assets is a non-GAAP financial measure.  Tangible common equity to tangible assets represents tangible common equity, calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount, goodwill and intangible assets, net, divided by tangible assets which are total assets less goodwill and other intangible assets, net.  Management believes that this measure is useful when comparing banks with preferred stock, due to CPP or SBLF funding, to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels.  Core earnings represent income before taxes and exclude credit charges and other items such as gain on acquisitions, integration/conversion expense and securities transactions and are intended to represent recurring operating earnings.  Operating expenses exclude amortization of intangible assets and loss on and expense of foreclosed property and other items such as integration/conversion expenses related to acquisitions and are intended to represent normalized, recurring expenses.  This information is being provided in response to market participant interest in these financial metrics.  This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.  The reconciliation of this non-GAAP financial measure to a GAAP financial measure is provided as an attachment to the financial tables.

Conference Call and Webcast
First California will hold a conference call today, October 25, 2012 at 11 a.m. Pacific (2 p.m. Eastern) to discuss the Company’s 2012 third quarter financial performance.  Investment professionals are invited to participate in the live call by dialing 877-317-6789 (domestic), 866-605-3852 (Canada) or 412-317-6789 (international) and requesting the First California conference call.  Other interested parties are invited to listen to the live call through a live, listen-only audio Internet broadcast at www.fcalgroup.com.  Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  For those who are not available to listen to the live broadcast, the call will be archived on the same Web site for one year.  A telephonic replay of the call will be available one hour after the end of the conference through November 9, 2012 by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering replay passcode 10019615.

About First California
First California Financial Group, Inc. (NASDAQ:FCAL) is the holding company of First California Bank.  Founded in 1979 and with nearly $2 billion in assets, First California serves the comprehensive financial needs of small- and middle-sized businesses and high net worth individuals throughout Southern California.  Led by an experienced team of bankers, First California is committed to providing the best client service available in its markets, offering a full line of quality commercial banking products through 15 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo and Ventura counties.  The holding company’s website can be accessed at www.fcalgroup.com.  For additional information on First California Bank’s products and services, visit www.fcbank.com.

Forward-Looking Information
This press release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to the monitoring of and management of risks in First California’s loan portfolio, the adequacy of sources of liquidity to support First California’s operations and strategic plans, the monitoring of and response to changing market conditions, and the status of the economy in the Southern California communities served by First California.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, revenues are lower than expected, credit quality deterioration which could cause an increase in the provision for credit losses, First California’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all, changes in consumer spending, borrowing and savings habits, technological changes, the cost of additional capital is more than expected, a change in the interest rate environment reduces interest margins, asset/liability repricing risks and liquidity risks, general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which First California does or anticipates doing business are less favorable than expected, a slowdown in construction activity, volatility in the credit or equity markets and its effect on the general economy, loan delinquency rates, the ability of First California to retain customers, changes in the bank regulatory environment, demographic changes, demand for the products or services of First California as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, First California’s level of small business lending, and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California's results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements.  For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled "Risk Factors" in First California's Annual Report on Form 10-K and any other reports filed by it with the Securities and Exchange Commission ("SEC"). The documents filed by First California with the SEC may be obtained at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. Attention: Investor Relations. Telephone (805) 322-9655.

# # #

(Financial Tables Follow)

First California Financial Group
Unaudited Quarterly Financial Results

(in thousands except for share data and ratios)
As of or for the quarter ended	30-Sep-12	30-Jun-12	31-Mar-12	31-Dec-11	30-Sep-11

Income statement summary
Net interest income	$17,006	$17,232	$16,169	$15,597	$15,618
Service charges, fees & other income	2,254	2,801	2,343	2,071	2,067
Loss on non-hedged derivatives	(99)	(296)	(111)	(60)	(24)
Loan sales and commissions	29	195	50	1	—
Change in FDIC shared-loss asset	(135)	75	191	45	48
Operating expenses	13,028	13,406	13,454	13,362	12,081
Provision for loan losses	500	500	500	796	1,550
Foreclosed property (gain)loss & expense	(701)	838	(245)	(316)	(672)
Amortization of intangible assets	539	549	594	624	624
Gain on securities transactions	510	593	1	323	209
Impairment loss on securities	449	—	28	321	—
Gain on acquisition	—	—	—	1,720	—
Income before tax	5,750	5,307	4,312	4,910	4,335
Tax expense	2,286	2,122	1,727	2,048	1,819
Net income	$3,464	$3,185	$2,585	$2,862	$2,516
Net income available to
common shareholders	$3,151	$2,872	$2,272	$2,549	$900

Common shareholder data
Basic earnings per common share	$0.11	$0.10	$0.08	$0.09	$0.03
Diluted earnings per common share	$0.11	$0.10	$0.08	$0.09	$0.03
Book value per common share	$7.21	$7.02	$6.89	$6.75	$6.65
Tangible book value per common share	$4.71	$4.51	$4.36	$4.19	$4.08
Shares outstanding	29,220,271	29,227,483	29,267,465	29,220,079	29,220,079
Basic weighted average shares	29,221,861	29,234,395	29,238,560	29,220,079	29,077,144
Diluted weighted average shares	29,603,808	29,592,171	29,976,452	29,871,209	29,561,558

Selected ratios, yields and rates
Return on average assets	0.70%	0.66%	0.56%	0.62%	0.55%
Return on average tangible assets	0.79%	0.75%	0.66%	0.73%	0.65%
Return on average equity	5.89%	5.58%	4.60%	5.13%	4.57%
Return on average common equity	6.03%	5.67%	4.57%	5.17%	1.85%
Return on average tangible common equity	10.25%	9.91%	8.41%	9.58%	4.25%
Equity to assets	11.88%	11.69%	12.13%	12.31%	12.22%
Tangible equity to tangible assets	8.53%	8.28%	8.52%	8.54%	8.40%
Tangible common equity to tangible assets	7.18%	6.92%	7.08%	7.05%	6.90%
Tier 1 leverage capital ratio:
First California Bank	9.97%	9.91%	10.18%	10.18%	10.01%
First California Financial Group, Inc.	10.00%	9.99%	10.30%	10.33%	10.18%
Yield on loans	6.09%	6.35%	6.22%	6.37%	6.16%
Yield on securities	1.36%	1.60%	1.66%	1.74%	2.20%
Yield on federal funds sold and deposits w/banks	0.32%	0.31%	0.39%	0.24%	0.28%
Total earning assets yield	4.44%	4.70%	4.80%	4.72%	4.85%
Rate paid on interest-bearing deposits	0.53%	0.58%	0.58%	0.64%	0.76%
Rate paid on borrowings	2.91%	2.79%	3.19%	3.03%	2.88%
Rate paid on junior subordinated debt	2.39%	2.31%	4.67%	5.08%	5.01%
Total rate paid on interest bearing funds	0.84%	0.87%	0.95%	1.00%	1.11%
Net interest spread	3.60%	3.83%	3.85%	3.72%	3.75%
Net interest margin (tax equivalent)	3.91%	4.12%	4.14%	4.01%	4.05%
Cost of all deposits	0.32%	0.36%	0.38%	0.42%	0.51%
Efficiency ratio	68.37%	67.01%	72.17%	75.69%	68.22%

First California Financial Group
Unaudited Quarterly Financial Results

(in thousands except for share data and ratios)
As of or for the quarter ended	30-Sep-12	30-Jun-12	31-Mar-12	31-Dec-11	30-Sep-11

Balance sheet data - period end
Total assets	$1,990,804	$1,977,824	$1,876,315	$1,812,664	$1,804,901
Shareholders' equity	236,563	231,177	227,578	223,107	220,585
Common shareholders' equity	210,563	205,177	201,578	197,107	194,585
Tangible common shareholders' equity	137,638	131,714	127,565	122,500	119,354
Earning assets	1,757,493	1,731,780	1,611,349	1,546,480	1,527,751
Loans	1,174,025	1,154,587	1,138,331	1,071,515	1,067,196
Securities	549,373	522,213	441,738	453,735	332,285
Federal funds sold & other	34,095	54,980	31,280	21,230	128,270
Interest-bearing funds	1,065,792	1,117,483	1,112,577	1,087,637	1,086,122
Interest-bearing deposits	924,404	961,067	954,090	943,113	941,543
Borrowings	114,583	129,611	131,682	117,719	117,774
Junior subordinated debt	26,805	26,805	26,805	26,805	26,805
Goodwill and other intangibles	72,925	73,463	74,013	74,607	75,231
Deposits	1,599,892	1,570,387	1,471,035	1,425,269	1,414,602

Balance sheet data - period average
Total assets	$1,982,288	$1,947,183	$1,856,852	$1,817,821	$1,807,988
Shareholders' equity	234,031	229,745	225,578	221,427	218,539
Common shareholders' equity	208,031	203,745	199,578	195,427	193,338
Tangible common shareholders' equity	134,837	129,877	125,268	120,927	117,795
Earning assets	1,740,298	1,691,175	1,580,805	1,548,248	1,534,115
Loans	1,147,701	1,127,369	1,097,748	1,039,171	1,087,455
Securities	529,476	479,010	445,698	378,024	320,406
Federal funds sold & other	63,121	84,796	37,359	131,053	126,254
Interest-bearing funds	1,090,786	1,130,331	1,104,568	1,090,973	1,107,499
Interest-bearing deposits	942,534	972,604	946,659	946,419	954,874
Borrowings	121,447	130,922	131,104	117,749	125,820
Junior subordinated debt	26,805	26,805	26,805	26,805	26,805
Goodwill and other intangibles	73,194	73,868	74,445	74,919	75,543
Deposits	1,583,829	1,541,852	1,448,999	1,429,885	1,419,171

Asset quality data & ratios

Non-covered assets:
Loans past due 30 to 89 days & accruing	$4,320	$2,151	$2,214	$3,449	$6,948
Loans past due 90 days & accruing	—	—	—	—	24
Nonaccruing loans	15,404	13,507	14,553	13,860	15,845
Total past due & nonaccrual loans	$19,724	$15,658	$16,767	$17,309	$22,817

Foreclosed property	$15,201	$16,124	$18,709	$20,349	$18,406

Loans	$1,067,881	$1,039,865	$1,010,592	$936,103	$920,046

Net loan charge-offs	$605	$310	$93	$827	$2,078
Allowance for loan losses	$18,239	$18,344	$18,154	$17,747	$17,778
Allowance for loan losses to loans	1.71%	1.76%	1.80%	1.90%	1.93%

Covered assets:
Loans past due 30 to 89 days & accruing	$574	$1,865	$2,637	$2,906	$2,878
Loans past due 90 days & accruing	—	—	799	511	—
Nonaccruing loans	9,779	9,472	17,407	18,547	24,879
Total past due & nonaccrual loans	$10,353	$11,337	$20,843	$21,964	$27,757

Foreclosed property	$5,218	$9,530	$12,868	$14,616	$12,361

Loans	$106,144	$114,722	$127,739	$135,412	$147,150

Net loan charge-offs	$—	$—	$—	$—	$—
Allowance for loan losses	$—	$—	$—	$—	$—
Allowance for loan losses to loans	0.00%	0.00%	0.00%	0.00%	0.00%

First California Financial Group
Unaudited Quarterly Financial Results

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
(in thousands)
Interest income:
Interest and fees on loans	$17,555	$16,896	$52,346	$49,264
Interest on securities	1,704	1,720	5,301	4,712
Interest on federal funds sold and interest bearing deposits	51	90	154	270
Total interest income	19,310	18,706	57,801	54,246
Interest expense:
Interest on deposits	1,258	1,836	4,028	6,494
Interest on borrowings	887	916	2,739	2,853
Interest on junior subordinated debentures	159	336	628	1,001
Total interest expense	2,304	3,088	7,395	10,348
Net interest income before provision for loan losses	17,006	15,618	50,406	43,898
Provision for loan losses	500	1,550	1,500	4,550
Net interest income after provision for loan losses	16,506	14,068	48,906	39,348
Noninterest income:
Service charges on deposit accounts	735	878	2,335	2,633
Loan sales and commissions	29	—	274	—
Loss on non-hedged derivatives	(99)	(24)	(506)	(24)
Change in FDIC shared-loss asset	(135)	48	131	143
Net gain on sale of securities	510	209	1,104	699
Impairment loss on securities	(449)	—	(477)	(1,066)
Gain on acquisitions	—	—	—	35,202
Other income	1,519	1,189	5,063	2,812
Total noninterest income	2,110	2,300	7,924	40,399
Noninterest expense:
Salaries and employee benefits	6,592	6,675	21,254	19,315
Premises and equipment	1,629	1,567	4,845	4,708
Data processing	910	810	2,531	2,685
Legal, audit and other professional services	1,905	1,071	4,480	4,299
Printing, stationery and supplies	63	79	229	288
Telephone	193	218	637	592
Directors’ fees	122	135	374	342
Advertising, marketing and business development	340	272	1,221	1,069
Postage	57	50	170	171
Insurance and assessments	553	364	1,633	1,777
(Gain)/Loss on and expense of foreclosed property	(701)	(672)	(108)	5,066
Amortization of intangible assets	539	624	1,682	1,665
Other expenses	664	840	2,513	2,387
Total noninterest expense	12,866	12,033	41,461	44,364
Income before provision for income taxes	5,750	4,335	15,369	35,383
Provision for income taxes	2,286	1,819	6,135	14,862
Net income	$3,464	$2,516	$9,234	$20,521

Net income available to common stockholders	$3,151	$900	$8,296	$18,280

First California Financial Group
Unaudited Quarterly Financial Results

(in thousands)	September 30,	December 31,
	2012	2011

Cash and due from banks	$42,387	$40,202
Interest bearing deposits with other banks	34,095	21,230
Securities available-for-sale, at fair value	549,373	453,735
Non-covered loans, net	1,049,642	918,356
Covered loans	106,144	135,412
Premises and equipment, net	18,184	18,480
Goodwill	60,720	60,720
Other intangibles, net	12,205	13,887
Cash surrender value of life insurance	12,991	12,670
Non-covered foreclosed property	15,201	20,349
Covered foreclosed property	5,218	14,616
FDIC shared-loss asset	50,471	68,083
Accrued interest receivable and other assets	34,173	34,924

Total assets	$1,990,804	$1,812,664

Non-interest checking	$675,488	$482,156
Interest checking	112,895	107,077
Money market and savings	483,293	486,000
Certificates of deposit, under $100,000	62,176	74,861
Certificates of deposit, $100,000 and over	266,040	275,175
Total deposits	1,599,892	1,425,269

Securities sold under agreements to repurchase	30,000	30,000
Federal Home Loan Bank advances	84,583	87,719
Junior subordinated debentures	26,805	26,805
Deferred tax liabilities, net	2,261	7,370
FDIC shared-loss liability	3,827	3,757
Accrued interest payable and other liabilities	6,873	8,637

Total liabilities	1,754,241	1,589,557

Total shareholders’ equity	236,563	223,107

Total liabilities and shareholders’ equity	$1,990,804	$1,812,664

FIRST CALIFORNIA FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON - GAAP FINANCIAL MEASURES
(unaudited)

(in thousands except for share data and ratios)	9/30/2012	12/31/2011

Total shareholders' equity	$236,563	$223,107
Less: Goodwill and intangible assets	(72,925)	(74,607)
Tangible equity	163,638	148,500
Less: Preferred stock	(26,000)	(26,000)
Tangible common equity	$137,638	$122,500

Total assets	$1,990,804	$1,812,664
Less: Goodwill and intangible assets	(72,925)	(74,607)
Tangible assets	$1,917,879	$1,738,057

Common shares outstanding	29,220,271	29,220,079

Tangible equity to tangible assets	8.53%	8.54%
Tangible common equity to tangible assets	7.18%	7.05%
Tangible book value per common share	$4.71	$4.19

	Three months ended
	9/30/2012	9/30/2011
Net income available to common shares	$3,151	$900
Add: amortization of intangible assets, net of tax	323	362
Net income available to tangible common shares	$3,474	$1,262

Noninterest expense	$12,866	$12,033
Less: amortization of intangible assets	(539)	(624)
Less: gain(loss) on and expense of foreclosed property	701	672
Operating expenses	$13,028	$12,081

Noninterest income	$2,110	$2,300
Less: net gain on sale of securities	(61)	(209)
Add: loss on non-hedged derivatives	99	24
Less: change in FDIC shared-loss asset	135	(48)
Less: loan sales and commissions	(29)	—
Service charges, fees & other income	$2,254	$2,067

Net interest income	$17,006	$15,618
Service charges, fees & other income	2,254	2,067
Loan sales and commissions	29	—
Change in FDIC shared-loss asset	(135)	48
Loss on non-hedged derivatives	(99)	(24)
Operating revenues	$19,055	$17,709

Efficiency ratio (operating expenses/operating revenues)	68.37%	68.22%

Income before tax	$5,750	$4,335
Provision for loan losses	500	1,550
Foreclosed property (gain)loss & expense	(701)	(672)
Securities transactions & OTTI losses	(61)	(209)
Core earnings	$5,488	$5,004